Exhibit 10.4

PROMISSORY NOTE

$11,000.00	January 16, 2026

For value received, USFM Corporation, a Colorado corporation (the “Maker”), promises to pay to Robert B. Price (the “Payee”) the principal sum of Eleven Thousand and 00/100 Dollars ($11,000.00).

No Interest. This Note bears no interest.

Payment. The principal sum of this Note is payable on demand.

MAKER:

USFM CORPORATION

By:	/s/ Robert B. Price
Name:	Robert B. Price
Title:	President

PAYEE:

/s/ Robert B. Price
Robert B. Price, individually